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Exhibit V

                           AGREEMENT OF LOAN TRANSFER

      THIS AGREEMENT OF LOAN TRANSFER (the "Agreement") is made as of the _th day of August, 1996, among NationsCredit Commercial Corporation., a Delaware corporation ('Seller"), and WG Trading Company Limited Partnership, a limited partnership ("Buyer").

                                    RECITALS

      A. Seller has previously entered into a certain Credit Agreement, dated as of February 16, 1993 (as amended, the "Credit Agreement"), between American Marketing Works, Inc., (the "Company") and Seller, formerly known as Greyrock Capital Group Inc., as Lender and Agent (capitalized terms undefined herein being used with the respective meanings set forth in the Loan Agreement).

      B. Seller subsequently entered into a certain Intercreditor Agreement dated as of March 31, 1995 among BNY Financial Corporation, Seller, as agent, Walsh Greenwood & Co.. Signal Apparel Company. Inc., the Company, and The Shirt Shed. Inc. (as amended, the "1995 Intercreditor Agreement").

      C. Seller desires to sell its interest as Agent and Lender under (i) the Credit Agreement, (ii) each of the Financing Documents and (iii) the Intercreditor Agreement; provided, that such interest under the Credit Agreement and the other Financing Documents is expressly subject to the terms of (x) the Intercreditor Agreement which is one of the Financing Documents and (y) the 1995 Intercreditor Agreement (the "Assigned Interest").

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Sale of Interest as Agent and Lender. Subject to the terms and conditions hereof, on a date mutually agreeable to Buyer and Seller on or before August 29, 1996 (the "Closing Date"), the Seller shall sell to the Buyer, and the Buyer shall buy from the Seller, the Assigned Interest by making the following deliveries and payments:

      (a) Seller shall deliver to Buyer (i) an Assignment of Interest in the form of Exhibit A hereto, (ii) the original, executed Financing Documents, including the Company's Note, (iii) the 1995 Intercreditor Agreement and (iv) a copy of Seller's articles of incorporation, bylaws and an incumbency certificate evidencing the signature and office of the person signing this Agreement and the Assignment of Interest on its behalf.

      (b) Buyer shall (i) pay in immediately available funds to Sellers account designated at the end of this Agreement on or before 1:00 PM (New York City time) on the Closing Date the amount of $500,000, (ii) deliver its duly executed promissory note in the form of Exhibit B

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hereto (the "Deferral Note") in the principal amount of $500,000 evidencing its obligation to pay the deferred installments of the purchase price and (iii) deliver a copy of Buyer's limited partnership agreement and an incumbency certificate evidencing the signature and office of the person signing this Agreement and the Deferral Note on its behalf.

      2. Representations and Warranties of Seller. The Seller represents and warrants to the Buyer as follows:

      (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

      (b) The execution, delivery and performance of this Agreement and the Assignment have been duly authorized and approved on behalf of the Seller by all requisite corporate action, and this Agreement and the Assignment have been duly authorized by the Seller pursuant to such authorization, and constitute the valid and binding obligations of Seller enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy laws generally affecting creditor's rights and equitable remedies.

      (c) The Notes are the only Notes outstanding under the Credit Agreement, Seller has valid and marketable title to the Notes free and clear of any security, interests or liens and Seller has the right, power, authority and capacity to sell its interest as Agent and Lender.

      (d) The documents delivered by Seller under Section l(a)(ii) above are true, correct and complete counterparts of the Financing Documents and the Intercreditor Agreement.

      3. Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller as follows:

      (a) The Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

      (b) The execution, delivery and performance of this Agreement and the Deferral Note have been duly authorized and approved on behalf of the Buyer by all requisite corporate action, and this agreement and the Deferral Note have been duly authorized by the Buyer pursuant to such authorization, and constitute the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy laws generally affecting creditor's rights and equitable remedies.

      (c) Buyer is a sophisticated and knowledgeable participant with respect to investments of this type, has received the opportunity to review and evaluate, and in fact has reviewed and evaluated, the Assigned Interest and all documents evidencing the same together with such financial and other information relating to the Company, the Loans and the guarantors and collateral for the Loans, has made that review without any written or oral representation of

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any kind from the Seller, and has made its purchase under this Agreement for its own account, and has no present intent to sell, assign, participate or otherwise transfer the Assigned Interest or any part thereof.

      4. Limitation on Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 ABOVE, SELLER HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ASSIGNED INTEREST. Neither Seller nor any of its officers, directors, agents or employees shall be liable to Buyer for the Company's solvency, financial condition or ability to repay any obligation relating to the Assigned Interest. Not by way of limitation of the foregoing, Seller shall not be deemed to have made any representation or warranty, assumed any liability or responsibility or offered any advice or analysis with respect to (i) any recital, representation, recital, warranty or undertaking by the Company, any guarantor or any other party to the Assigned Interest, (ii) the value, validity, enforceability or effectiveness of the Assigned Interest or any Collateral or any part thereof, (iii) the existing or future financial condition of the Company or any guarantor, or (iv) the likelihood that the Loan will be repaid.

      5. Survival. Representations and warranties made with respect hereto shall survive the execution and delivery of this Agreement.

      6. Binding. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      7. Severability. If any provision of this Agreement shall contravene or be invalid under applicable law, such contravention or invalidity shall not affect this entire Agreement, the provisions held to be invalid shall be deemed deleted or modified, and this Agreement shall be interpreted and construed as though such invalid provision or provisions were not part hereof or modified so as to be conformed to such law.

      8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. and all of which together shall constitute the same instrument.

      9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof. Any judicial proceeding brought by or against Buyer or Seller in connection herewith may be brought in any court of competent jurisdiction in the State of New York and the Buyer and Seller accept the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement Each party hereby waives any objection to jurisdiction and venue of any action instituted in connection herewith and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the date set forth above.


                                       WG TRADING COMPANY LIMITED
                                       PARTNERSHIP


                                       By:___________________________
                                       Name:
                                       Title:
                                       [address/fax]

                                       NATIONSCREDIT COMMERCIAL
                                       CORPORATION, formerly known as
                                       Greyrock Capital Group Inc.


                                       By:___________________________
                                       Name: Ronald S. Cohn
                                       Title: Authorized Signatory
                                       One Canterbury Green
                                       P.O. Box 120013
                                       Stamford, CT 06912-0013
                                       Telecopy: (203) 352-4102


                                       First Chicago National Bank
                                       Chicago, Illinois
                                       ABA Number: 071000013
                                       Account Number: 52-56933
                                       Account Name: NationsCredit Commercial
                                       Corporation
                                       Reference: American Marketing Works, Inc.